Exhibit 107

Calculation of Filing Fee Tables(1)

Form 424(b)(2)
(Form Type)

Becton Dickinson Euro Finance S.à r.l.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	4.029% Notes due 2036	457(r)	€800,000,000	100.000%	$872,400,000.00	0.0001476	$128,766.24
		Guarantee of 4.029% Notes due 2036	457(n)
Total				€800,000,000		$872,400,000.00		$128,766.24

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, based upon a euro/dollar exchange rate of €1/$1.0905 as reported by the London Stock Exchange for June 4, 2024.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantee.